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                                                                   EXHIBIT 10.12
                                                                   -------------
                                DENNIS D. BYRD
                             AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of September 4, 1998, among COASTAL SAVINGS BANK (the "Bank"), FIRST COASTAL CORPORATION (the "Company") and DENNIS D. BYRD (the "Employee").

          WHEREAS, the respective Boards of Directors of the Company and the Bank have approved and authorized the entry into this Agreement with the Employee;

          WHEREAS, the Employee is currently serving as Treasurer of both the Company and the Bank;

          WHEREAS, the parties have entered into an Employment Agreement dated as of July 31, 1996 (the "Prior Agreement");

          WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the employment relationships of the Employee with the Company and the Bank and to replace and supersede the Prior Agreement.

          NOW, THEREFORE, it is AGREED as follows:

          1.  EMPLOYMENT.  The Prior Agreement is hereby replaced and superseded
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and the Prior Agreement shall be of no further force or effect after the date of this Agreement. The Employee is employed as Treasurer of both the Company and the Bank from the date hereof through the term of this Agreement. As an executive of the Company and of the Bank, the Employee shall render executive, policy, and other management services to the Company and the Bank of the type customarily performed by persons serving in similar executive officer capacities. The Employee shall also perform such duties as the Chief Executive Officer and the Boards of Directors of the Company and of the Bank may from time to time reasonably direct. During the term of this Agreement, there shall be no material increase or decrease in the duties and responsibilities of the Employee otherwise than as provided herein, unless the parties otherwise agree in writing.

          2.  SALARY.  The Bank agrees to pay the Employee during the term of
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this Agreement a base salary as follows:  from the date hereof through December
31, 1998, a salary at an annual rate equal to $96,533, which may be increased in January of each year during the term of this Agreement as determined by the Boards of Directors of the Company and the Bank. In determining salary increases, the Board of Directors may compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. The salary of the Employee shall not be decreased at any time during the term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The salary under this Section 2 shall be payable by the Bank to the Employee not less frequently than monthly. The Company shall
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reimburse the Bank for a portion of the salary paid to the Employee hereunder, which portion shall represent an appropriate allocation for the services rendered to the Company hereunder. The Employee shall not be entitled to receive fees for serving as a director of the Company or of the Bank or for serving as a member of any committee of the Board of Directors of the Company or of the Bank.

          3.  DISCRETIONARY BONUSES.  In addition to his salary under Section 2
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hereof, the Employee shall be eligible to receive such discretionary bonuses as may be authorized, declared, and paid by the Board of Directors of the Company or of the Bank. No other compensation provided for in this Agreement shall be deemed a substitute for such bonuses when and as declared by the Board of Directors of the Company or the Bank.

          4.  PARTICIPATION IN RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE
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BENEFITS.  The Employee shall be eligible to participate in any plan of the
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Company or of the Bank relating to stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits that the Bank or the Company has adopted or may adopt for the benefit of its executive employees and shall also be eligible to participate in any other fringe benefits which are now or may be or become applicable to the Company's or the Bank's executive employees. In addition, the Employee shall be reimbursed for reasonable business expenses, subject to substantiation and other requirements as provided in the Bank's written policies concerning reimbursement of business expenses. Participation in these plans and fringe benefits shall not reduce the salary payable to the Employee under Section 2 hereof.

          5.  TERM.  The initial term of employment under this Agreement shall
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be for a period commencing on the date hereof and ending on December 31, 1999.
This Agreement shall be automatically renewed for an additional consecutive 12-month period as of December 31, 1998 and every anniversary of December 31 thereafter, unless contrary written notice to each of the other parties has been given either by the Employee or by the Company and the Bank not later than the October 31 immediately preceding any such renewal date. Such initial term and all such renewed terms are collectively referred to herein as the term of this Agreement.

          6.  STANDARDS.  The Employee shall perform the Employee's duties and
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responsibilities under this Agreement in accordance with such reasonable standards as may be established from time to time by the Boards of Directors of the Company and the Bank. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the savings institutions industry.

          7.  VOLUNTARY ABSENCES; VACATIONS.  The Employee shall be entitled,
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without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Boards of Directors of the Company and the Bank otherwise approves. The Employee shall be entitled to an annual paid vacation of four weeks per year or such longer period as the Boards of Directors of the Company and the Bank may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee. The Employee shall not be entitled (i) to receive

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any additional compensation from the Bank on account of failure to take a paid vacation or (ii) to accumulate more than two weeks of unused paid vacation time from one fiscal year to the next.

          8.   TERMINATION OF EMPLOYMENT.
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          (a)      (i)  The Boards of Directors of the Company and the Bank may
terminate the Employee's employment at any time, but any termination by such Boards of Directors other than termination for cause shall not prejudice the Employee's right to compensation or other benefits under this Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for cause. The term "termination for cause" shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institutions industry; provided, that it shall be the Company's and the Bank's burden to prove the alleged acts and omissions and the prevailing nature of the standards the Company and the Bank shall have alleged are violated by such acts and/or omissions.

                   (ii) The parties acknowledge and agree that damages which will result to Employee for termination by the Company and the Bank without cause, or termination by the Employee with "Good Reason" (as defined below), shall be extremely difficult or impossible to establish or prove, and agree that, unless the termination is for cause or voluntarily without Good Reason, the Bank shall be obligated, concurrently with such termination, to make a lump sum cash payment to the Employee as liquidated damages of an amount equal to (A) if such termination occurs in anticipation of, in connection with or within two years after a "Change in Control" (as defined below), three times the sum of (I) the Employee's annual base salary (at the greater of the rate in effect at the time of termination or the highest rate in effect at any time within 12 months before such Change in Control) plus (II) the bonus earned by the Employee during the fiscal year preceding the fiscal year in which (a) such termination occurs or (b) the Change in Control occurs, whichever is greater (including the amount of any such bonus that accrues in such year, but is payable in a subsequent year) or (B) otherwise, the amount that would be payable over a period equal to the remaining term of this Agreement under Section 5 hereof (but not in excess of 24 months), if the Employee's compensation for such period were at an annual rate equal to the Employee's base salary under Section 2 hereof, determined as of the time of termination, and bonuses paid during the fiscal year preceding the fiscal year in which such termination occurs. To establish that a voluntary termination was with Good Reason, the Employee shall state in his notice of resignation the reasons why he believes that Good Reason exists for his resignation. For purposes of this Agreement, "Good Reason" shall include a material reduction in the position, authority, duties or responsibilities of the Employee or a failure by the Company and the Bank to renew the term of this Agreement (including a notice of nonrenewal pursuant to Section 5 hereof). Unless the Company and the Bank, within 30 days of the date of such notice of resignation, shall reject the Employee's statement that Good Reason exists, the

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Employee shall be conclusively deemed to have voluntarily resigned with Good
Reason. If the Company and the Bank reject the Employee's statement that Good Reason exists, the dispute shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the Bank shall have the burden of proving that such rejection of the Employee's statement was proper. The Employee agrees that, except for such other payments and benefits to which the Employee may be entitled as expressly provided by the terms of this Agreement, such liquidated damages shall be in lieu of all other claims which Employee may make by reason of such termination. Payment to the Employee hereunder shall be made on or before the Employee's last day of employment with the Company and the Bank. The liquidated damages amount shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Company and the Bank.

                   (iii) In addition to the liquidated damages above described that are payable to the Employee for termination without cause or termination with Good Reason, the following shall apply in the event of any termination by the Company and the Bank without cause or termination by the Employee with Good
Reason: (1) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit-sharing, employee stock ownership, and other deferred compensation plans of the Company and the Bank (A) if such termination occurs in anticipation of, in connection with or within two years after a "Change in Control" (as defined below), for 36 months after such termination or (B) otherwise, for the remaining term of this Agreement (but not in excess of 24 months), in either case as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive annually for the purposes of such plans the Employee's annual base salary at the same rate used for purposes of Subsection 8(a)(ii) hereof), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"); (2) the Employee shall be entitled to continue to receive all other employee benefits referred to in
Section 4 hereof (A) if such termination occurs in anticipation of, in connection with or within two years after a "Change in Control" (as defined below), for 36 months after such termination or (B) otherwise, for the remaining term of this Agreement (but not in excess of 24 months), in either case as if the termination of employment had not occurred; and (3) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company or the Bank which are in effect on the date the notice of termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions.

                   (iv) For purposes of this Agreement, a "Change in Control" shall mean a "change in control" of the Company or the Bank. A "change in control" of the Company, for purposes of this Agreement, shall be deemed to have taken place if: (A) any person becomes the beneficial owner of 25 percent or more of the total number of voting shares of the Company; (B) any person has received all applicable regulatory approvals to acquire control of the Company;
(C) any person (other than the persons named as

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proxies solicited on behalf of the Board of Directors of the Company) holds revocable or irrevocable proxies, as to the election or removal of two or more directors of the Company, for 25 percent or more of the total number of voting shares of the Company; (D) any person has commenced a tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25 percent or more of the total number of voting shares of the Company, whether or not the requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause (D) unless the Board of Directors of the Company has made a determination that such action constitutes or will constitute a change in control; or (E) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Company or any successor institution. For purposes of this Section 8(a), a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          A "change in control" of the Bank, for purposes of this Agreement, shall be deemed to have taken place if the Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than 50 percent.

          (b) The Employee shall have no right to terminate employment under this Agreement prior to the end of the term of this Agreement, unless such termination is approved by the Boards of Directors of the Company and the Bank or is for Good Reason. In the event that the Employee violates this provision, the Company and the Bank shall be entitled, in addition to its other legal remedies, to enjoin the employment of the Employee with any significant competitor of the Bank for a period of six months or the remaining term of this Agreement, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which at the date of its employment of the Employee has an office out of which the Employee would be primarily based within 35 miles of the Bank's home office.

          (c) In the event the employment of the Employee is terminated by the Company and the Bank without cause or by the Employee with Good Reason and the Bank fails to make timely payment of the amounts then owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date the payment is due to be paid to the Employee until payment is made. Such reimbursement and interest shall be in addition to all rights which the Employee is otherwise entitled to under this Agreement.

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          (d) The Employee agrees to maintain the confidentiality of, and not to use for the benefit of anyone other than the Company and the Bank, any information that the Employee possesses concerning the Company or the Bank, or any customer or borrower of the Bank, including any business plans and strategies, financial information, marketing plans and information, customer information, business or personnel data and practices and information respecting existing and proposed acquisitions and investments, except such information that is generally publicly available (other than because of the wrongful disclosure of such information by the Employee) or that is in the Employee's possession free of any restrictions on its use or disclosure and from a source other than the Company or the Bank. The Employee agrees, for a period of one year after the date of termination of his employment with the Company and the Bank, that he will not (i) offer employment (or a consulting, agency, independent contractor or other similar paid position) to any employee of the Company, the Bank or any of their respective subsidiaries, or (ii) induce, encourage or solicit any such employee to accept employment (or any such other position) with any company or entity with which the Employee may then be employed or otherwise affiliated.

          (e) Notwithstanding any other provision of this Agreement, the Company and the Bank may terminate or suspend this Agreement and the employment of the Employee hereunder as if such termination were for cause under Section 8(a)(i) hereof to the extent required by the laws of the State of Maine related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the Banking Commissioner of the State of Maine (the "Commissioner") or the Federal Deposit Insurance Corporation (the "FDIC") and no payment shall be required to be made to the Employee under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the burden of the Company and the Bank to prove that any such action was so required. Without limiting the generality of the foregoing, no payment shall be required to be made hereunder to the Employee that would constitute a "golden parachute payment" within the meaning of 12 CFR (S) 359.1(f)(1) for which no applicable exception exists at the time of such payment pursuant to 12 CFR (S) 359.1(f)(2) or, in each case, the corresponding provisions of any subsequent regulations. To the extent that the Company or the Bank (or both of them) shall need the consent or approval of the Commissioner, the FDIC or other applicable regulator to make payments to or for the benefit of the Employee under this Agreement the Company and the Bank shall use their reasonable best efforts to apply for and obtain any such consent or approval and, upon receiving such consent or approval, to take such other actions as are reasonably necessary and appropriate to enable them to make such payments.

          (f) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Company or the Bank, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 8(f) (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Company or the Bank for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the

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Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") (a "Parachute Payment"). In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

          9.  DISABILITY.  If the Employee shall become disabled or
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incapacitated to the extent that the Employee is unable to perform the
Employee's duties and responsibilities hereunder, the Employee shall be entitled to receive disability benefits of the type provided for other executive employees of the Company and the Bank and the obligations of the Company and the Bank hereunder shall be limited to providing such benefits for the period of such disability.

          10. NO ASSIGNMENTS.  This Agreement is personal to each of the parties
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hereto.  No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

          11. OTHER CONTRACTS.  The Employee shall not, during the term of this
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Agreement, have any other paid employment other than with a subsidiary of the
Company, except with the prior approval of the Boards of Directors of the Company and the Bank.

          12. AMENDMENTS OR ADDITIONS.  No amendments or additions to this
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Agreement shall be binding unless in writing and signed by all parties hereto.

          13. SECTION HEADINGS.  The section headings used in this Agreement are
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included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          14. SEVERABILITY.  The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          15. GOVERNING LAW.  This Agreement shall be governed by the laws of
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the United States to the extent applicable and otherwise by the laws of the
State of Maine, excluding the choice of law rules thereof.

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          IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement, or caused this Agreement to be duly executed on their behalf, as of the day and year first above written.

Attest:                           FIRST COASTAL CORPORATION

/s/ Patricia J. Briand            By /s/ Gregory T. Caswell
----------------------               -----------------------
(Secretary)                              President and Chief Executive Officer

Attest:                           COASTAL SAVINGS BANK

/s/ Patricia J. Briand            By /s/ Gregory T. Caswell
----------------------               -----------------------
(Secretary)                              President and Chief Executive Officer

                                  EMPLOYEE

                                  /s/ Dennis D. Byrd
                                  ------------------
                                  Dennis D. Byrd

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